                                                                  EXHIBIT (j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 46 to Registration  Statement No. 33-39242 on Form N-1A of our reports dated
January 16, 2007, relating to the financial  statements and financial highlights of American Century World Mutual Funds,  Inc.,  including Emerging Markets Fund,
Global Growth Fund,  International  Discovery Fund,  International  Growth Fund,
International  Opportunities Fund, International Stock Fund, International Value
Fund,  Life Sciences  Fund, NT Emerging  Markets Fund, NT  International  Growth
Fund,  and  Technology  Fund,  appearing  in the Annual  Report on Form N-CSR of
American  Century  World Mutual Funds,  Inc. for the periods ended  November 30,
2006, and to the references to us under the headings  "Financial  Highlights" in the  Prospectuses  and  "Independent  Registered  Public  Accounting  Firm"  and
"Financial  Statements"  in the Statement of Additional  Information,  which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Kansas City, Missouri
March 23, 2007